A certain portion of this agreement has been omitted pursuant to a request for confidential treatment by Palomar Medical Technologies, Inc.
and has been filed separately with the SEC.

PATENT LICENSE AGREEMENT

        THIS PATENT LICENSE AGREEMENT (this “Agreement”) is entered into this 17th day of June, 2004 (the “Effective Date”), by and between Palomar Medical Technologies, Inc., a Delaware corporation, with offices at 82 Cambridge Street, Burlington, MA 01803 (“Palomar”), and Lumenis, Inc., a Delaware corporation with offices at 2400 Condensa Street, Santa Clara, CA 95051 (“Lumenis”) (each a “Party” and together, the “Parties”).

WITNESSETH:

        WHEREAS, Palomar and Lumenis (as successor in interest to the rights and obligations of Coherent Medical Systems, Inc.) were parties to a Patent License Agreement dated December 7, 1998 (the “Original Patent License”), and are also parties to certain patent and contract related lawsuits;

        WHEREAS, the Parties have agreed to enter a Settlement Agreement, to be executed contemporaneously with this Agreement, pursuant to which the Parties will settle such lawsuits among other things; and

        WHEREAS, as part of the Settlement Agreement, the Parties have agreed to grant each other patent licenses on the terms and conditions of this Agreement.

        NOW THEREFORE, the Parties hereby agree as follows:

1.     Definitions. The following terms (and their correlatives), in addition to terms defined on first use herein, shall have the meanings set forth below:

1.1.	“Affiliate”shall mean, with respect to an entity, any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such entity. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” shall mean (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (ii) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of an entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity); provided, that if local law restricts foreign ownership, “control” will be deemed established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

1.2.	“Anderson Patents” shall mean (i) the Patents set forth on Exhibit A, and (ii) all other Patents, which Patents (x) are owned or controlled with the right to sublicense by Palomar or any of its Affiliates during the term of this Agreement and (y) claim the right of priority to, or enjoy the benefit of an earlier filing date of, in whole or in part, directly or indirectly, one or more of the Patents identified in the immediately preceding clause (i).

1.3.	“Consumer Field” shall mean the field in which products or systems are intended for or marketed to consumers for personal use. For the avoidance of doubt, the “Consumer Field” shall exclude products or systems in the Professional Field.

1.4.	“Gillette” shall mean The Gillette Company, and its successors and permitted assigns of the Gillette Agreement.

1.5.	“Gillette Agreement” shall mean that certain “Development and License Agreement” between Palomar and The Gillette Company dated as of February 14, 2003, as such agreement is amended as of the Effective Date and as such agreement may be amended or restated thereafter in a manner that is not inconsistent with the terms of this Agreement. A copy of the Gillette Agreement, excluding exhibits thereto, as amended as of the Effective Date is attached hereto at Appendix A.

1.6.	“Lamp” shall mean a polychromatic source of light with multiple wavelengths or broad band of wavelengths.

1.7.	“Laser” shall mean an essentially monochromatic source of light with a single wavelength or very narrow band of wavelengths. If there is a dispute between the Parties as to whether a source of light should be treated as a “Lamp” or “Laser” hereunder, the Parties agree to rely on the understandings of scientific experts in the fields of optics to resolve such dispute in accordance with the process set forth in Section 6.

1.8.	“Lumenis Modules” shall mean Lumenis Laser Hair Modules and Lumenis Other Modules, each as defined below:

(a)	“Lumenis Laser Hair Modules” shall mean any energy source module, Sold by Lumenis, its Affiliates or Paying Sublicensees, that is marketed by Lumenis or one or more of its Affiliates or Paying Sublicensees as being capable of using or uses (or is directly associated with a product or system that uses) a Laser to remove hair. For clarity and without any limitation, if in addition to using a Laser to remove hair, a Lumenis Laser Hair Module may be used for the treatment of skin (including treatment of vascular and pigmented lesions, acne, wrinkles, scars and tattoos, and for other dermatological applications) or other treatment or cosmetic purpose it shall in all events remain a “Lumenis Laser Hair Module” hereunder. For clarity and without any limitation, the products and systems listed on Exhibit B1 are Lumenis Laser Hair Modules in existence up to the Effective Date, and Exhibit B1 lists examples of when a Lumenis Other Module may become a Lumenis Laser Hair Module.

(b)	“Lumenis Other Modules” shall mean an energy source module, Sold by Lumenis, its Affiliates or Paying Sublicensees, that uses (or is directly associated with a product or system that uses) (1) a Lamp for treatment of skin (including treatment of vascular and pigmented lesions, acne, wrinkles, scars and tattoos, and for other dermatological applications) or hair removal or other treatment or cosmetic purpose, or (2) a Laser for treatment of skin (including treatment of vascular and pigmented lesions, acne, wrinkles, scars and tattoos, and for other dermatological applications) or other treatment or cosmetic purposes other than hair removal; in all events, other than a Lumenis Laser Hair Module. For clarity and without any limitation, the products and systems listed on Exhibit B2 are Lumenis Other Modules in existence up to the Effective Date.

2

1.9.	“Lumenis Patents” shall mean: (i) the Patents listed on Exhibit C; (ii) all Patents claiming the right of priority to, or enjoying the benefit of an earlier filing date of, in whole or in part, directly or indirectly, to one or more of the Patents identified in the immediately preceding clause (i) and the immediately following clause (iii), but not including claims in such Patents that do not have a priority date before the Effective Date; and (iii) all Patents either owned or controlled with the right to sublicense (in each case in whole or in part) by Lumenis or any of its Affiliates as of the Effective Date, the practice of which would infringe any claims of the Patents identified in the immediately preceding clause (i).

1.10.	“Lumenis Products” shall mean Lumenis Lamp Products, Lumenis Laser Hair Products and Lumenis Combination Products, each as defined below. “Lumenis Other Products” shall mean any product, system, component or accessory, Sold by Lumenis, its Affiliates or Paying Sublicensees, that (i) is not a Lumenis Product, and (ii) uses (or is directly associated with a product or system that uses) a Lumenis Other Module.

(a)	“Lumenis Combination Products” shall mean any product, system, component or accessory, Sold by Lumenis, its Affiliates or Paying Sublicensees, that (i) the manufacture, use, sale, offering for sale, or importation of which, absent the sublicenses granted by Palomar herein, would infringe a Valid Claim of the Anderson Patents, and (ii) as of the date of its Sale, is marketed by Lumenis or one or more of its Affiliates or Paying Sublicensees as being capable of using both a Lumenis Other Module and a Lumenis Laser Hair Module. For clarity and without any limitation, the items listed on Exhibit D are Lumenis Combination Products in existence up to the Effective Date, and Exhibit D also lists examples of when a Lumenis Other Product or a Lumenis Laser Hair Product or a Lumenis Lamp Product may become a Lumenis Combination Product.

(b)	“Lumenis Lamp Products” shall mean any product, system, component or accessory, Sold by Lumenis, its Affiliates or Paying Sublicensees, that (i) uses (or is directly associated with a product or system that uses) a Lamp to remove hair, (ii) the manufacture, use, sale, offering for sale, or importation of which, absent the sublicenses granted by Palomar herein, would infringe a Valid Claim of the Anderson Patents, and (iii) as of its date of Sale, is not marketed by Lumenis or one or more of its Affiliates or Paying Sublicensees for use in combination with a Lumenis Laser Hair Module. For clarity and without any limitation, the items listed on Exhibit E are Lumenis Lamp Products in existence up to the Effective Date.

(c)	“Lumenis Laser Hair Products” shall mean any product, system, component or accessory, Sold by Lumenis, its Affiliates or Paying Sublicensees, that (i) contains a Lumenis Laser Hair Module, (ii) the manufacture, use, sale, offering for sale, or importation of which, absent the sublicenses granted by Palomar herein, would infringe a Valid Claim of the Anderson Patents, and (iii) as of its date of Sale, is not marketed by Lumenis or one or more of its Affiliates or Paying Sublicensees for use in combination with a Lumenis Other Module. For clarity and without any limitation, the items listed on Exhibit F are Lumenis Laser Hair Products in existence up to the Effective Date, and Exhibit F includes certain clarifications.

3

1.11.	“MGH” shall mean The General Hospital Corporation in Boston, Massachusetts.

1.12.	“MGH Agreement” shall mean that certain “License Agreement” between Palomar and The General Hospital Corporation dated as of August 18, 1995, as such agreement is amended as of the Effective Date and as such agreement may be amended or restated thereafter in a manner that is not inconsistent with the terms of this Agreement. A copy of the MGH Agreement, as redacted, as amended as of the Effective Date is attached hereto at Appendix B.

1.13.	“Net Sales” shall mean the amount invoiced by Lumenis, its Affiliates and its Paying Sublicensees for the Sale to Third Parties of Lumenis Products, and Lumenis Modules for use with Lumenis Products, (collectively, the “Actual Amounts”), less: (i) allowances and adjustments actually credited to customers for spoiled, damaged, outdated and returned product (which allowances and adjustments may be taken only on a product-by-product basis, that is an allowance or adjustment on one product, for example, a Lumenis One, shall not be taken against Sales of another type of product, for example, a LightSheer); (ii) promotional, trade, quantity, cash, and prompt payment discounts actually allowed and taken; and (iii) Third-Party charges of the following kinds collected by the seller from the buyer and separately identified on the invoice: transportation charges, insurance charges for transportation, sales taxes, excise taxes and customs duties, and governmental charges levied on or measured by the sale; provided that: (w) transportation charges and insurance charges for transportation may constitute fixed amounts as Lumenis has customarily charged in the past; (x) no deductions shall be made from Actual Amounts for any royalties due by Lumenis to Palomar or any Lumenis Affiliate or Third Party; (y) no deductions shall be made from Actual Amounts for bundled products; and (z) Net Sales shall include upgrades or additions to, or partial replacements for, a Lumenis Product or Lumenis Module for use with a Lumenis Product, where upgrades include but are not limited to swapping a new Lumenis Product for a buyer’s existing product (with the Net Sales attributable to such swap as provided below). For clarity, (i) Sales of Lumenis Products and Lumenis Modules by Sublicensees, other than Paying Sublicensees, shall not give rise to Net Sales hereunder because those products and modules should have already been Sold by Lumenis or its Affiliates to such Sublicensees, with the Net Sales arising therefrom already accounted for under this definition, and (ii) “invoiced” as used above shall include the value of any monetary or other valuable consideration to be received by Lumenis from a Sale of any Lumenis Product or Lumenis Module.

        For clarity and without any limitation, this definition of Net Sales includes various Lumenis Products and Lumenis Modules for which no royalties are due Palomar hereunder for their Sale, such as Lumenis Lamp Products. However, as provided in Section 4.3, subsequent Sales for any examples of such Lumenis Products or Lumenis Modules for use with Lumenis Products may affect royalties owed to Palomar. Thus, it shall be necessary to determine and keep records of the Net Sales attributable to such Lumenis Products and Lumenis Modules. As a consequence, inclusion of a Lumenis Product or Lumenis Module in this definition of Net Sales, by itself, shall not indicate that royalties are necessarily due Palomar hereunder on the Sale of such Lumenis Product or Lumenis Module.

        If Lumenis or any of its Affiliates or any Paying Sublicensee Sells one or more Lumenis Products or Lumenis Modules, in combination with other, physically separate product(s) at a single price (a “Bundled Package”), and the Net Sales attributable to any such Lumenis Product(s) or Lumenis Module(s) included in such Bundled Package is less than the average sales price for such Lumenis Product(s) or Lumenis Module(s) in the country of sale during the current calendar quarter, then the Net Sales attributable to such Lumenis Product(s) or Lumenis Module(s), for the purpose of determining Net Sales attributable hereunder, shall be deemed to be the lesser of (i) the average of the non bundled sales price for such Lumenis Product(s) or Lumenis Module(s), in the country of sale during the same calendar quarter, or (ii) the price of the entire Bundled Package.

4

        For the purpose of the foregoing paragraphs of this definition, transfer of a Lumenis Product, or a Lumenis Module for use with a Lumenis Product, within Lumenis or between Lumenis and its Affiliates for subsequent Sale to a Third Party shall not be considered a Sale until a Sale is made to a Third Party and the Net Sales shall be based on the Sale to the Third Party of such Lumenis Product or Lumenis Module by Lumenis or its Affiliates. A Lumenis Product, and Lumenis Module for use with a Lumenis Product, shall be considered “Sold” when such Lumenis Product or Lumenis Module is billed, invoiced, shipped or paid for, whichever occurs first, and all royalty obligations on Net Sales of such Lumenis Product or Lumenis Module shall accrue upon the time of Sale regardless of the time of collection by the selling entity. All of the amounts specified in the definition of Net Sales shall be determined from the books and records of Lumenis, its Affiliates and Paying Sublicensees, maintained in accordance with U.S. generally accepted accounting principles, consistently applied.

        The following paragraphs provide additional non-limiting examples for calculating Net Sales hereunder:

o	Trade-in of a first Lumenis Product (such as a VascuLight) in connection with the Sale of a second Lumenis Product (such as a Lumenis One) shall not result in a deduction in the Net Sales attributed to the Sale of such second Lumenis Product.

o	Installation charges, whether or not separately invoiced or identified on an invoice, shall not be deducted from the Net Sales attributable to the Sale of a Lumenis Product or Lumenis Module.

o	Charges for the standard warranty for a Lumenis Product or Lumenis Module, whether or not separately invoiced or identified on an invoice, shall not be deducted from the Net Sales attributable to the Sale of a Lumenis Product or Lumenis Module. However, charges separately identified on an invoice for an extended warranty (after deducting appropriate charges for the standard warranty) may be deducted from Net Sales attributable to the Sale of a Lumenis Product or Lumenis Module.

o	Charges for standard or basic training (often referred to as inservice training or initial training) or any training by Lumenis, its Affiliates or Paying Sublicensees (collectively referred to as “Standard Training”) for a Lumenis Product or Lumenis Module, whether or not separately invoiced or identified on an invoice, shall not be deducted from the Net Sales attributable to the Sale of a Lumenis Product or Lumenis Module. However, charges separately identified on an invoice for additional training by a Third Party (other than a Paying Sublicensee) (after deducting appropriate charges for the Standard Training, if such Third Party is to provide the Standard Training) may be deducted from Net Sales attributable to the Sale of a Lumenis Product or Lumenis Module.

5

o	Advertising matches, whereby Lumenis agrees to pay a customer a fixed amount based on the customer’s expenditures made in relation to marketing a Lumenis Product or Lumenis Module, may be credited against Net Sales when paid by Lumenis to the customer.

1.14.	“Palomar Products” shall mean any product, system, component, method, process or accessory, in each case that (i) uses (or is directly associated with a product or system that uses) light to treat skin, including hair removal, treatment of vascular and pigmented lesions, acne, wrinkles, scars and tattoos, and for other dermatological applications, and (ii) the manufacture, use, sale, offering for sale or importation of which, absent the (sub)licenses granted by Lumenis herein, would infringe a Valid Claim of the Lumenis Patents. For clarity and without any limitation, the products and systems listed on Exhibit G are Palomar Products in existence up to the Effective Date.

1.15.	“Patents” shall mean (i) all patents and patent applications and any patents issuing therefrom worldwide, (ii) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates, term extensions (under patent or other law), certificates of invention and the like, of any such patents or patent applications, and (iii) any foreign or international equivalent of any of the foregoing.

1.16.	“Professional Field” shall mean the field in which products or systems are intended or marketed for sale to doctors, health care providers, beauty care professionals or other commercial service providers for use on or with patients or customers (and not for resale to any person or entity for personal use).

1.17.	“Sale” shall mean, with respect to a Lumenis Product or Lumenis Module, the sale, distribution, lease, use (including training, preceptorships, marketing and promotional uses for which Lumenis or one or more of its Affiliates or Paying Sublicensees is to receive monetary or other valuable consideration), cost-per-shot arrangements and any other arrangement in which monetary or other valuable consideration is to be received by Lumenis or one or more of its Affiliates or Paying Sublicensees for the use of such Lumenis Product or Lumenis Module.

1.18.	“Sublicensee” shall mean any Third Party (other than an Affiliate) to which a Party grants a permitted sublicense under the (sub)license grants from the other Party as provided in Section 2.1(c)(i) or 2.2(b)(i) for Lumenis and Palomar, respectively. “Paying Sublicensee” shall mean any Third Party (other than an Affiliate) to which Lumenis grants a permitted sublicense under the sublicense grants from Palomar pursuant to clause (iv) of Section 2.1(c)(i) (and no other Sublicensees of Lumenis), and a Paying Sublicensee shall be a Sublicensee hereunder for all purposes.

6

1.19.	“Third Party” shall mean any person or entity, other than Palomar or Lumenis or any of their Affiliates.

1.20.	“Valid Claim” shall mean either (i) a claim of an issued and unexpired Patent which has not been revoked or held permanently unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through opposition, reissue, re-examination or disclaimer or otherwise (such claim, an “Issued Valid Claim”), or (ii) a claim of a pending application for a Patent which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of said application (such claim, a “Pending Valid Claim”).

2.     License Grants.

2.1.	By Palomar.

(a)	Lumenis Lamp Products. Subject to the terms and conditions of this Agreement, Palomar hereby grants to Lumenis a worldwide, perpetual, irrevocable, fully paid up, royalty-free, non-exclusive sublicense, under the Anderson Patents, to make, have made, use, sell, offer for sale and import Lumenis Lamp Products, but only for hair removal and only outside of the Consumer Field. The foregoing sublicense grant shall apply to all Lumenis Lamp Products manufactured, used, sold, offer for sale or imported prior to, at and after the Effective Date. For clarity, this sublicense grant shall not apply to Lumenis Laser Hair Products or Lumenis Combination Products (or Lumenis Modules used with any Lumenis Combination Product).

(b)	Lumenis Laser Hair Products, Lumenis Combination Products and Lumenis Laser Hair Modules. Subject to the terms and conditions of this Agreement, Palomar hereby grants to Lumenis a worldwide, royalty-bearing, non-exclusive sublicense, under the Anderson Patents, to make, have made, use, sell, offer for sale and import (1) Lumenis Laser Hair Products, (2) Lumenis Combination Products, and (3) Lumenis Modules for use exclusively with Lumenis Products or Lumenis Other Products (and no other products of Lumenis, its Affiliates or any Third Parties), in each case only for hair removal and only outside of the Consumer Field. The foregoing sublicense grant shall apply to all of the Lumenis Products and Lumenis Modules identified in clauses (1) to (3) manufactured, used, sold or imported prior to, at and after the Effective Date. For clarity, this sublicense grant shall not apply to Lumenis Lamp Products or any other use of Lumenis Modules other than that expressly provided above.

(c)	Limited Sublicensing Rights.

(i) Allowed Sublicenses. Lumenis shall not have any right to grant to any Third Parties any sublicenses under the sublicense grants set forth in Sections 2.1(a) and 2.1(b), nor shall any purported sublicenses under such sublicense grants made by Lumenis or any of its sublicensees prior to the Effective Date be valid or enforceable, nor shall there be any implied grant of any sublicenses under such sublicense grants upon any sale or other transfer of a Lumenis Product or a Lumenis Module, except Lumenis may grant sublicenses only to (x) Affiliates of Lumenis or (y) as may otherwise be necessary for (i) the use and repair of the Lumenis Products and/or Lumenis Modules by purchasers thereof, (ii) Third Parties to distribute Lumenis Products and/or Lumenis Modules Sold to them by Lumenis, its Affiliates or Paying Sublicensees and for which Net Sales are paid on such Sale hereunder, (iii) the manufacture of Lumenis Products and/or Lumenis Modules for resale only to Lumenis or its Affiliates, or (iv) the development and commercialization of Lumenis Products in a collaboration between Lumenis and a Third Party (other than an Affiliate of Lumenis) in which Lumenis has substantial development and/or commercialization obligations. Sublicensees of Lumenis shall not have the right to grant sublicenses under such sublicense grants except in connection with the Sale of a Lumenis Product and/or a Lumenis Module for its use or repair, or further sale or distribution, by the transferee. Lumenis shall be responsible (subject to the terms and conditions of this Agreement) to Palomar for (1) the performance of any of its Sublicensees (other than Paying Sublicensees) under the provisions contained in Sections 2, 3 and 4, and (2) the performance of any of it Affiliates or Paying Sublicensees under any provisions of this Agreement for which Lumenis is responsible.

7

(ii) Limited Monetary Liability for Sublicensee Violations. In the event that Lumenis is not aware of a breach by a Sublicensee of Lumenis (other than Paying Sublicensees) of the provisions of Sections 2, 3 and 4, then Lumenis’ monetary liability shall be limited to the damages incurred after Lumenis becomes aware or is notified of such breach. Subject at all times to and without derogating from Section 7.2, the foregoing restriction on damages shall not limit the ability of Palomar to obtain equitable relief at any time against Lumenis or any Sublicensee of Lumenis based on a breach of any provision hereof by any Sublicensee of Lumenis.

(iii) Limited Permitted Transfers. Apart from the foregoing limited right to grant further sublicenses, Lumenis shall not have any right to assign or otherwise transfer such sublicense grants without Palomar’s prior written consent, except in connection with a permitted assignment pursuant to Section 8.3.

(d) License Field Limitation. Notwithstanding anything contained herein to the contrary, Lumenis shall not exercise, Lumenis shall not allow its Affiliates to exercise, and Lumenis shall prohibit in writing its Affiliates and Sublicensees from exercising, the sublicense grants provided for in Section 2.1 within the Consumer Field.

(e) Palomar Covenant. Subject to the terms and conditions of this Agreement and the MGH Agreement (including any royalty provisions applicable to Lumenis Other Modules as contemplated by Section 4.3(c)), Palomar covenants not to sue or to bring any action or other judicial procedure against Lumenis, its Affiliates and Sublicensees, and their (sub)licensees and customers for infringement of the Anderson Patents for the manufacture, use, sale, offer for sale or importation of any product, component or module that meets both of the two following criteria: (1) such product, component or module is Sold by Lumenis, its Affiliates or Paying Sublicensees, and (2) such product, component or module is not marketed by or on behalf of Lumenis or one or more of its Affiliates or Sublicensees or their (sub)licensees as being capable of removing hair. Lumenis shall not have any right to assign or otherwise transfer such covenant without Palomar’s prior written consent, except in connection with a permitted assignment pursuant to Section 8.3.

8

(f) Notice with Respect to Anderson Patents. During the Term, Palomar shall notify Lumenis in writing if a claim of the Anderson Patents that was previously a Valid Claim is no longer a Valid Claim.

2.2. By Lumenis.

(a) Palomar Products. Lumenis hereby grants to Palomar a worldwide, perpetual, irrevocable, fully paid up, royalty-free, non-exclusive license or sublicense (as the case may be), under the Lumenis Patents, to make, have made, use, sell, offer for sale and import Palomar Products. The foregoing (sub)license grant shall apply to all Palomar Products manufactured, used, sold, offered for sale or imported prior to, at and after the Effective Date.

(b) Limited Sublicensing Rights.

(i) Allowed Sublicenses. Palomar shall not have any right to grant to any Third Parties any sublicense under the license and sublicense grants set forth in Sections 2.2(a) nor shall any purported sublicenses under such license or sublicense grants made by Palomar or any of its sublicensees prior to the Effective Date be valid or enforceable, nor shall there be any implied grant of any sublicenses under such license or sublicense grants upon any sale of a Palomar Product, except Palomar may grant sublicenses only to (x) Affiliates of Palomar or (y) as may otherwise be necessary for (i) the use and repair of the Palomar Products by purchasers thereof, (ii) the sale or distribution of Palomar Products by Third Parties acting as distributors, (iii) the manufacture of Palomar Products for resale only to Palomar, its Affiliates or such Third-Party distributors, or (iv) the development and commercialization of Palomar Products in a collaboration between Palomar and a Third Party (other than an Affiliate of Palomar) in which Palomar has substantial development and/or commercialization obligations. Sublicensees of Palomar shall not have the right to grant sublicenses under such sublicense grants except in connection with the sale or other distribution of a Palomar Product for its use or repair, or further sale or distribution, by the transferee. Palomar shall be responsible (subject to the terms and conditions of this Agreement) to Lumenis for (1) the performance of any of its Sublicensees under the provisions of this Section 2, and (2) the performance of any of its Affiliates under any provisions of this Agreement for which Palomar is responsible.

(ii) Limited Monetary Liability for Sublicensee Violations. In the event that Palomar is not aware of a breach by a Sublicensee of Palomar of any provisions of this Section 2, then Palomar’s monetary liability shall be limited to the damages incurred after Palomar becomes aware or is notified of such breach. Subject at all times to and without derogating from Section 7.2, the foregoing restriction on damages shall not limit the ability of Lumenis to obtain equitable relief at any time against Palomar or any Sublicensee of Palomar based on a breach of any provision hereof by any Sublicensee of Palomar.

(iii) Limited Permitted Transfers. Apart from the foregoing limited right to grant sublicenses, Palomar shall not have any right to assign or otherwise transfer such license grant without Lumenis’ prior written consent, except in connection with a permitted assignment pursuant to Section 8.3.

9

2.3. Related Licensing Provisions.

(a) Prosecution. As between the Parties, each Party shall have the sole right (but not the obligation), and, with respect to Palomar, subject to the MGH Agreement, in its sole discretion, to prosecute, maintain, enforce and defend any Patents (sub)licensed by such Party to the other Party hereunder, and such other Party shall have no rights with respect to any such activities.

(b) Other Transactions. A Party may assign, convey, sell, lease, encumber, license, sublicense or otherwise transfer to a Third Party or an Affiliate any and all of the Patents (sub)licensed to the other Party pursuant to the (sub)license grants contained in this Section 2, provided that any such transaction is made subject to all rights and (sub)licenses of the other Party arising from this Agreement and shall not impose any additional obligations on such other Party.

(c) Licensing Fees. Except as otherwise expressly provided herein, any amounts or other consideration owed to any Third Party or an Affiliate on account of the grant of the (sub)licenses contained in this Section 2 shall be the sole responsibility of the Party granting the (sub)license.

2.4. MGH Agreement. Palomar represents and warrants to Lumenis that the MGH Agreement, as redacted, attached hereto as Appendix B is true and complete, and is in effect and valid, as of the Effective Date. In addition, Palomar represents and warrants to Lumenis that, as of the Effective Date, Palomar is the licensee of the Anderson Patents pursuant to the MGH Agreement. In the event that the MGH Agreement is terminated or expires for any reason before the expiration of all of the Valid Claims of the Anderson Patents, Lumenis shall no longer have any further royalty obligations to Palomar under this Agreement from the date of such expiration or termination of the MGH Agreement (other than for royalties accrued before such date or royalty adjustments made thereto pursuant to Section 4.3 for subsequent Sales of Lumenis Modules). Palomar shall have no additional liability of any kind hereunder as a result of such expiration or termination, provided that Palomar (1) promptly informs Lumenis in the event that the MGH Agreement is terminated, and (2) in the event of such termination, performs commercially reasonable efforts to assist Lumenis in obtaining a license to the Andersen Patents from MGH in accordance with Section 9.4 of the MGH Agreement.

10

2.5. No Other Rights. Each Party acknowledges and agrees that, as between the Parties, Lumenis owns or has all right, title and interest in and to the Lumenis Patents, and Palomar and MGH have all right, title and interest in and to the Anderson Patents, other than in each case with respect to non-exclusive (sub)license grants already made by the Parties, and that the other Party shall acquire no right, title or interest in or to the other Party’s Patents, by implication, estoppel or otherwise, other than the (sub)licenses expressly granted herein or as otherwise expressly provided herein.

3. Other Obligations of Lumenis.

3.1. Definitions for this Section 3.

(a) “Exploit” shall mean to make, have made, import, use, sell, or offer for sale, including to research, develop, register, modify, enhance, improve, Manufacture, have Manufactured, formulate, have used, export, transport, distribute, promote, market or have sold or otherwise dispose of.

(b) “Exploitation” shall mean the making, having made, importation, use, sale, offering for sale or disposition of a product or process, including the research, development, registration, modification, enhancement, improvement, Manufacture, formulation, optimization, import, export, transport, distribution, promotion or marketing of a product or process.

(c) “Manufacture” shall mean, with respect to a product or system, the manufacturing, processing, formulating, packaging, labeling, holding and quality control testing of such product or compound.

3.2. Covenants.

(a) For as long as any of the sublicense grants by Palomar to Lumenis set forth in Section 2.1 are in effect (the “Sublicense Term”), Lumenis shall not Exploit or otherwise practice the sublicenses to the Anderson Patents granted to Lumenis by Palomar under Section 2.1 by:

(i) developing any Lumenis Products intended by Lumenis for use (in whole or in part) in the Consumer Field;

(ii) marketing any Lumenis Product in the Consumer Field; or

(iii) developing or commercializing in or outside the Consumer Field any Female Accessory Product during its period of commercialization by Gillette or any Gillette licensee, provided that any apparatus, component, accessory, disposable or Consumable as to which Lumenis has expended material financial and other resources on its development or commercialization as a Light-Based Accessory Product before such Female Accessory Product is first commercialized by Gillette or any Gillette licensee shall not be subject to the restriction contained in this Section 3.2(a)(iii). All capitalized terms used in this Section 3.2(a)(iii) and not defined herein are defined in the Gillette Agreement.

11

(b) During the Sublicense Term, Lumenis shall label Lumenis Products commercialized in the Professional Field pursuant to the sublicenses to the Anderson Patents granted to Lumenis by Palomar under Section 2.1 with the following phrase (or similar words which fairly convey such products are for use only in the Professional Field): “not intended for consumer self-use.”

(c) During the Sublicense Term, Lumenis shall not, in the development and commercialization of Lumenis Products in the Professional Field pursuant to the sublicenses to the Anderson Patents granted to Lumenis by Palomar under Section 2.1, intentionally (1) design, modify or otherwise improve any such Lumenis Product(s) with the goal or intent of improving its efficacy or performance in the Consumer Field, or (2) optimize, induce, support or encourage the use of any such Lumenis Products in the Consumer Field.

(d) The covenants of Lumenis contained in Sections 3.2(a)(i), 3.2(a)(ii) and 3.2(c) shall not prevent Lumenis from conducting any activity, or exercising or granting any licenses or other rights, as otherwise permitted under the Gillette Agreement, with respect to the practice of the Anderson Patents, that has as its goal or intent Exploitation of a product or system outside the Consumer Field and not Exploitation of a product or system in the Consumer Field, notwithstanding the possibility that such activity, exercise or grant may have applications in the Consumer Field.

(e) Gillette is hereby granted third party beneficiary rights to enforce the provisions of this Section 3.2.

3.3. Economic Adjustments for Off-Label Sales.

(a) Lumenis agrees to make payments to Gillette or Palomar (collectively, “Consumer Field Users”), as appropriate, in the manner set forth in Section 3.3(c), to compensate any of them for certain lost profits, if any, resulting from net off-label purchases during the Sublicense Term of Lumenis Products and Lumenis Modules developed and/or commercialized pursuant to the sublicenses to the Anderson Patents granted to Lumenis by Palomar under Section 2.1 by end-users in the Consumer Field.

(b) In the event that a Consumer Field User shall suffer Lost Profits (calculated in the manner set forth in Section 3.3(c)) in excess of Five Million Dollars (US $5,000,000) in any calendar year, then such Consumer Field User may submit a written notice to Lumenis (a “Lost Profits Notice”) specifying its aggregate Lost Profits for such calendar year and enclosing copies of (A) the Independent Study (as defined below) supporting such calculation and (B) this Agreement. Within one hundred and eighty (180) days after receipt thereof, Lumenis shall (1) remit payment to such Consumer Field User, to such bank account designated in the Lost Profits Notice, in an amount equal to the difference between such Lost Profits and Five Million Dollars ($5,000,000) or (2) provide to such Consumer Field User a detailed written critique of such calculation, propose a revised calculation of such Consumer Field User’s Lost Profits based on a new Independent Study, and enclose a copy of such Independent Study. In the event that Lumenis shall propose a revised calculation, Lumenis and such Consumer Field User shall meet within thirty (30) days thereafter to attempt in good faith to negotiate an agreed level of Lost Profits, or otherwise settle the dispute. In the event that Lumenis and such Consumer Field User shall fail to reach agreement at such meeting, either of them may bring a lawsuit in any court of competent jurisdiction to resolve such dispute.

12

(c) The Lost Profits of such Consumer Field User for a calendar year during the Sublicense Term shall be determined as follows. Such Consumer Field User shall retain, at its expense, a nationally-recognized economic consulting firm to determine, for such year, on the basis of accepted accounting, market research, sampling and survey methodology, (A) the sales of Lumenis Products and Lumenis Modules developed and/or commercialized pursuant to the sublicenses to the Anderson Patents granted to Lumenis by Palomar under Section 2.1 for such year by Lumenis and its sublicensees or agents that displaced sales of products or systems in the Consumer Field by or on behalf of such Consumer Field User, and (B) the sales of products for such year by such Consumer Field User or their sublicensees or agents that displaced sales of such Lumenis Products or Lumenis Modules by or on behalf of Lumenis; (C) the average net profit of such Consumer Field User for each unit of product sold (on a country-by-country basis, as relevant); (D) the loss of sales resulting from net off-label sales, calculated on the basis of (A) and (B); and (E) the lost profits attributable to such net off-label sales, calculated on the basis of (C) and (D) (the “Lost Profits”). Such determinations shall be summarized and documented in a report prepared by such nationally-recognized economic consulting firm (the “Independent Study”).

(d) Gillette is hereby granted third party beneficiary rights with respect to the provisions of this Section 3.3.

3.4. Termination. The provisions of this Section 3 shall be in effect for only as long as the Sublicense Term, provided that the end of the Sublicense Term shall not affect any obligations of Lumenis under this Section 3 which have accrued up to the date of such termination or expiration.

3.5. Palomar Covenants.

(a) Palomar represents and warrants to Lumenis that the Gillette Agreement, excluding exhibits, attached hereto as of the Effective Date as Appendix A is true and complete, and is in effect and valid, as of the Effective Date.

(b) Palomar undertakes that, in the event that any of the obligations and covenants assumed by Lumenis pursuant to this Section 3 (the “Gillette Undertakings”) would expire or be amended either due to an amendment of the Gillette Agreement or due to a certain milestone in the Gillette Agreement or for any other reason, then Palomar shall promptly inform Lumenis in writing of any such expiration or amendment, it being agreed that Palomar shall have no obligation to disclose to Lumenis any information that would cause Palomar to be in violation of any of its Third Party confidentiality or other obligations. If any Gillette Undertaking should expire, then as of the date of such expiration, Lumenis shall be relieved from the obligation hereunder that corresponds to such Gillette Undertaking, but only to the extent that there is direct correspondence (e.g., if Gillette no longer has exclusive rights in hair removal for men in the consumer field, there shall not be any reduction in the Gillette Undertakings here because they all relate more generally to the Consumer Field, not just hair removal in the consumer field).

13

3.6.	No Limit on Remedies for this Section 3. The provisions of this Section 3 shall apply to Sublicensees of Lumenis to the same extent as Lumenis, subject all times to and without derogating from Section 2.1(c)(ii). Notwithstanding anything herein to the contrary, but subject at all times to and without derogating from Section 7.2, all remedies available at law, equity or otherwise shall be available to Palomar and Gillette as a third-party beneficiary for any breach of any provisions of this Section 3.

4.        Compensation.

4.1. Flow-Chart. Attached hereto as Exhibit H are two flow-charts showing how to determine royalty payments for the Sale of Lumenis Products and Lumenis Modules in accordance with the provisions of this Section 4. The Parties intend for those two flow-charts and the provisions of this Section 4 to be read and construed as one document in order to understand Lumenis’ royalty obligations hereunder.

4.2. No Payments for Certain Products. The Parties acknowledge that the sublicense grant by Palomar to Lumenis under the Anderson Patents for the Lumenis Lamp Products specified in Section 2.1(a), and the (sub)license grant by Lumenis to Palomar under the Lumenis Patents for the Palomar Products specified in Section 2.2(a), are each fully paid up, royalty-free and irrevocable and perpetual, and neither Party shall pay the other Party any amounts or other consideration, on account of such (sub)licenses, except as provided in Section 4.3(c) to the extent that a Lumenis Lamp Product becomes a Lumenis Combination Product hereunder. In addition, the Parties acknowledge and agree that no royalties are due for the Sale of (1) Lumenis Other Products, except as provided in Section 4.3(c) to the extent that a Lumenis Other Product becomes a Lumenis Combination Product hereunder, or (2) Lumenis Other Modules, except as provided in Section 4.3(c) upon their Sale as part of or for use with a Lumenis Combination Product.

4.3. Royalties Payable by Lumenis.

(a) Lumenis Laser Hair Products and Lumenis Modules Added Thereto.

(i) Amounts.

(1) Lumenis shall pay to Palomar royalties on Net Sales of each Lumenis Laser Hair Product in all countries (as provided in Section 4.4(a)) where the manufacture, use, sale, offer for sale or importation of such Lumenis Laser Hair Product infringes a Valid Claim of the Anderson Patents as follows:

(A) 7.5% of such Net Sales for Sales occurring in the period from July 1, 2002 to March 31, 2003;

(B) 5% of such Net Sales for Sales occurring in the period from April 1, 2003 to December 31, 2003; and

(C) 5% of such Net Sales for Sales occurring on or after January 1, 2004.

14

(2) In the event that a Lumenis Laser Hair Module is Sold for use with a previously Sold Lumenis Laser Hair Product, Lumenis shall pay to Palomar royalties of 5% on Net Sales of each Lumenis Laser Hair Module in all countries (as provided in Section 4.4(a)) where the manufacture, use, sale, offer for sale or importation of a Lumenis Laser Hair Product infringes a Valid Claim of the Anderson Patents.

(3) In the event that a Lumenis Other Module is Sold for use with a previously Sold Lumenis Laser Hair Product, no royalties already paid or owed to Palomar for the previous Sale of the Lumenis Laser Hair Products hereunder shall be creditable or refundable and there shall be no right of set-off with respect thereto. Upon any such Sale of a Lumenis Other Module for use with a Lumenis Laser Hair Product, no royalties shall be owed Palomar on the Net Sales attributable to such Lumenis Other Module.

(ii) Limitations. Except as provided in Section 4.9, royalties paid to Palomar pursuant to this Section 4.3(a) shall be non-creditable and non-refundable and there shall be no right of set-off with respect thereto.

(iii) The Total Amount Payable for Past Sales. Lumenis represents and Palomar acknowledges that the amount payable to Palomar pursuant to this Section 4.3(a) for the period up to December 31, 2003 is three million, two hundred and twenty-five thousand dollars (US$3,225,000), excluding amounts payable by Lumenis to Palomar pursuant to the Settlement Agreement. Lumenis shall pay such amount to Palomar in six (6) equal installments of five hundred and thirty-seven thousand, five hundred dollars (US$537,500), payable on a quarterly basis. Such amount shall be non-creditable and non-refundable and there shall be no right of set-off with respect thereto. Lumenis shall make the first of the six payments within thirty (30) days after June 30, 2004, and each subsequent payment within thirty (30) days after the last day of each subsequent calendar quarter. No interest will be charged on such amounts unless Lumenis fails to make such payments when due, whereupon interest will accrue on any late payments as provided in Section 4.10.

(b) Lumenis Lamp Products and Lumenis Other Products, and Lumenis Modules Added Thereto.

(i) Amounts.

(1) No royalties shall be owed Palomar by Lumenis on the Sale of, as provided in Section 4.2, Lumenis Lamp Products or of Lumenis Other Products.

(2) In the event that a Lumenis Laser Hair Module is Sold for use with a previously Sold Lumenis Lamp Product or Lumenis Other Product, no royalties shall be owed for the previous Sale of the Lumenis Lamp Product or Lumenis Other Product as provided in Section 4.3(b)(i)(1). However, Lumenis shall pay to Palomar royalties of 5% on Net Sales of each such Lumenis Laser Hair Module in all countries (as provided in Section 4.4(a)) where the manufacture, use, sale, offer for sale or importation of such Lumenis Laser Hair Module infringes a Valid Claim of the Anderson Patents.

15

(3) In the event that a Lumenis Other Module is Sold for use with a previously sold Lumenis Lamp Product or Lumenis Other Product, no royalties shall be owed Palomar on the Net Sales attributable to such Lumenis Other Module.

(ii) Limitations. Except as provided in Section 4.9, royalties paid to Palomar pursuant to this Section 4.3(b) shall be non-creditable and non-refundable and there shall be no right of set-off with respect thereto.

(c) Royalties Payable by Lumenis on Lumenis Combination Products.

(i)	Amount. Lumenis shall pay to Palomar a five percent (5%) royalty on the percentage set forth in the table below of the Aggregate Net Sales (as defined below) attributable to the Sale of each Lumenis Combination Product, subject to the country requirement set forth in Section 4.4(a):

Type of Lumenis Combination Products
Number of Lumenis Laser Hair Modules	Number of Lumenis Other Modules	Percentage of Aggregate Net Sales To Use to Calculate Royalty Amount Owed
None	One or more	Zero percent (0%), i.e., no royalty due

One or more	None	One hundred percent (100%)

Only one	One or more	Forty percent (40%)

More than one	One or more	Sixty percent (60%)

(ii)	Calculation of Royalties. For purposes of calculating royalties on the Sale of Lumenis Combination Products, and Lumenis Modules for them, the “Aggregate Net Sales” shall be used, wherein such term shall mean all of the Net Sales attributable to all the components of a particular Lumenis Combination Product, i.e., the Lumenis Combination Product and all associated Lumenis Modules, whether one or more than one Sales were involved. Accordingly, upon each Sale of a Lumenis Combination Product, or a Lumenis Module associated therewith, the royalties due Palomar shall be calculated or recalculated, as the case may be, as follows:

(1) On the first Sale of a Lumenis Combination Product, the royalty shall be calculated as provided in the table above on the Net Sales attributable to such Lumenis Combination Product (including any Lumenis Modules Sold therewith), which shall be the Aggregate Net Sales for such purposes;

(2) For a Lumenis Combination Product previously Sold, upon the Sale of a Lumenis Module to be used with such Lumenis Combination Product, the Net Sales from clause (1) above and the Net Sales attributable to such Lumenis Module shall be summed to give the Aggregate Net Sales, and the royalty shall be calculated as provided in the table above, with the understanding that the percentage of Aggregate Net Sales to be used to calculate the royalty owed may change if the type of Lumenis Combination Product were to change as a result of the Sale of such Lumenis Module, and either (A) a credit shall be taken by Lumenis if and only to the extent that Lumenis has already paid royalties on such Lumenis Combination Product (and no other Lumenis Product) in excess of the new royalty calculated, or (B) an additional amount shall be paid by Lumenis to Palomar for any increase in the royalties owed; and

16

(3) The process in clause (2) above shall be repeated for each Sale of a Lumenis Module to be used with such Lumenis Combination Product.

Exhibit I sets forth examples of calculating royalties owed for Lumenis Combination Products.

(iii) Counting Lumenis Modules. With respect to the foregoing table in 4.3(c)(i), for purposes of determining the number of Lumenis Modules associated with a particular Lumenis Combination Product:

(1) Each separate Lumenis Module shall count as either a Lumenis Laser Hair Module or a Lumenis Other Module, even if such module may be used for multiple treatment purposes (e.g., a Lumenis Other Module that was marketed for treatment of both wrinkles and acne would count as one Lumenis Other Module for the tally); and

(2) Each Lumenis Module may only be associated with a single Lumenis Combination Product, even if such Lumenis Module is used with more than one Lumenis Combination Product, and each Lumenis Module shall be associated with that Lumenis Combination Product that gives to the greatest extent possible an equal number of each type of Lumenis Module to all of the Lumenis Combination Products that use such Lumenis Module.

(iv) Limited Set-Off Etc. Except as expressly provided in this Section 4.3(c) and in Section 4.9, royalties paid to Palomar pursuant to this Section 4.3(c) shall be non-creditable and non-refundable and there shall be no right of set-off with respect thereto.

4.4. Royalty – General. The following provisions shall apply to all royalties due under any provision of Section 4.3:

(a) Country Issues. Royalties shall be owed and payable only on Net Sales of Lumenis Products and/or Lumenis Modules in those countries where the manufacture, use, sale, offer for sale or importation of such Lumenis Product and/or Lumenis Module infringes a Valid Claim of the Anderson Patents, subject to the following: The determination of whether the manufacture, use, sale, offer for sale or importation of a Lumenis Product and/or a Lumenis Module infringes a Valid Claim of the Anderson Patents shall be determined, using the entire Lumenis Product for such infringement analysis, in each country in which any of those activities occur for the various components of such Lumenis Product and/or Lumenis Module. A Lumenis Product and/or Lumenis Module shall be deemed to infringe, and thus be subject to the royalty obligations contained in Section 4.3, if there is any such infringement in any of those countries. Exhibit J sets forth examples of determining infringement when two or more of manufacture, use or sale occur in different countries.

(b) Records. In addition to the records that Lumenis and its Affiliates are required to keep under Section 4.7, Lumenis shall maintain, and shall cause its Affiliates to maintain, such records, based on the serial number of each Lumenis Product and Lumenis Module, to verify any royalty calculation for Lumenis Products and Lumenis Modules, and such records shall be available for audit as provided in Section 4.9.

(c) Single Royalty. Lumenis shall pay only one royalty hereunder on Net Sales attributable to each Lumenis Laser Hair Product, Lumenis Combination Product and Lumenis Laser Hair Module whether or not it is covered by more than one claim of the Anderson Patents and whether or not it infringes the Anderson Patents in more than one country. By way of example, and without any limitation, only one royalty payment would be applicable to a Lumenis Laser Hair Product, Lumenis Combination Product or Lumenis Laser Hair Module manufactured in a country where a Valid Claim of the Anderson Patents exists and Sold in different country where a Valid Claim of the Anderson Patents exists.

17

(d) Limitation on Royalties Owed on Pending Valid Claims. In the event that one or more Pending Valid Claims, and no Issued Valid Claim(s), of the Anderson Patents give rise to a royalty upon the manufacture, use, sale, offer for sale or importation of any Lumenis Product or Lumenis Module as set forth Sections 4.1 to 4.4, then notwithstanding the royalty rates set forth in those Sections, Lumenis shall be obligated to pay royalties to Palomar only at a rate of one percent (1%) on Net Sales of such Lumenis Product or Lumenis Module and further only to the extent that Palomar is obligated to pay royalties to MGH pursuant to the MGH Agreement. For all such royalties paid to Palomar, Lumenis shall have the right to audit Palomar to ascertain that all of such royalties paid by Lumenis to Palomar are paid by Palomar to MGH on the same terms that Palomar has the right to audit Lumenis pursuant to Section 4.9, with Lumenis and Palomar standing in the other’s shoes for such Section and for this limited audit purpose. This Section 4.4(d) shall not apply to the amounts payable to Palomar by Lumenis pursuant to Section 4.3(a)(iii). For clarity, the foregoing limitation on the royalty rate shall not apply if the manufacture, use, sale, offer for sale or importation of a Lumenis Product or Lumenis Module infringes one or more Issued Valid Claims, in addition to one or more Pending Valid Claims, of the Anderson Patents.

4.5. Treatment of Third Party Marketing.

(a) Introduction. As specified in the definitions for Lumenis Modules, the determination as to whether a particular energy source module Sold by Lumenis or its Affiliates should be treated hereunder as either a Lumenis Laser Hair Module or a Lumenis Other Module depends in part on the marketing activities undertaken by Lumenis or one or more of its Affiliates or Paying Sublicensees for such energy source module. Likewise, as specified in the definitions for Lumenis Products, the determination as to whether a product, system, component or accessory should be treated as a Lumenis Combination Product, Lumenis Lamp Product or a Lumenis Laser Hair Product hereunder depends in part on the marketing activities undertaken by Lumenis or one or more of its Affiliates or Paying Sublicensees for such product, system, component or accessory. It may be the case that a Third Party (other than a Paying Sublicensee) will engage in marketing activities in relation to any Lumenis Product or Lumenis Module that, had those marketing activities been conducted by Lumenis or one or more of its Affiliates or Paying Sublicensees, would have caused such Lumenis Product to change its type hereunder (e.g., from a Lumenis Lamp Product to a Lumenis Combination Product), or would have caused a Lumenis Other Module to be treated as a Lumenis Laser Hair Module hereunder, and thereby alter the royalties owed Palomar under Section 4.3. This Section 4.5 addresses when certain marketing activities by Third Parties other than Paying Sublicensees shall be attributed to Lumenis and its Affiliates and Paying Sublicensees for purposes of this Agreement

(b) Supported Marketing Activities. All marketing activities conducted by a Third Party supported or encouraged by Lumenis or any of its Affiliates or Paying Sublicensees (which may include, without limitation, providing any written marketing materials, supporting any clinical trials, or providing any consideration (including by reducing amounts owed)) (collectively, “Supported Marketing Activities”) shall be, for the purposes of this Agreement (including the definitions of Lumenis Products and Lumenis Modules), attributed to Lumenis and its Affiliates and Paying Sublicensees.

18

(c) Other Marketing Activities. Marketing activities conducted by a Third Party in relation to any Lumenis Products or Lumenis Modules, that do not qualify as Supported Marketing Activities, shall be, for the purposes of this Agreement (including the definitions of Lumenis Products and Lumenis Modules), attributed to Lumenis and its Affiliates and Paying Sublicensees at such time as (1) Lumenis or any of its Affiliates becomes aware or is notified of such marketing activities, and (2) upon becoming aware or being notified, Lumenis and any such Affiliates fails to cause such marketing activities to cease during a commercially reasonable time period (which period shall not exceed ninety (90) days), provided, however, that if Lumenis or any such Affiliate has taken actions to end such marketing activities within such commercially reasonable period and has diligently pursued those actions, then Lumenis or such Affiliate shall have an additional ninety (90) days to cause such marketing activities to end.

4.6. Royalty Disputes.

(a) Royalty Disputes. If Lumenis shall fail to pay the royalties owed to Palomar hereunder when due, or if the Parties shall in good faith dispute whether Lumenis has an obligation to pay to Palomar royalties or their amount, for whatever reason (including because there is a disagreement over in which category a Lumenis product or module should be placed ), the Parties shall first attempt to resolve such dispute (a “Royalty Dispute”) in accordance with Section 6.

(b) Disputed Amounts. If the Parties are unable to resolve a Royalty Dispute as provided in Section 4.6(a), then within seventy-five (75) days of the applicable Dispute Notice Date from Section 6.1 for such Royalty Dispute, Lumenis shall deposit those royalty amounts that Palomar believes in good faith it is owed hereunder and that Lumenis has failed or refuses to pay to Palomar (collectively, the “Disputed Amounts”) into an escrow account (the “Escrow Account”). The Escrow Account shall (1) be under the control of an independent escrow agent that is a U.S. recognized banking or financial institution and that is mutually acceptable to the Parties, (2) accrue interest on all deposited Disputed Amounts at a commercially reasonable rate, and (3) require that such escrow agent distribute all deposited Disputed Amounts (plus interest and minus Escrow Account fees) at the mutual direction of the Parties or as provided by a court of law or other decision-maker agreed to by the Parties. In addition, all fees charged by such escrow agent for the Escrow Account (the “Escrow Fees”) shall be paid from the deposited Disputed Amounts, subject to recovery as provided in Section 4.6(c). All subsequent disputed or unpaid royalties related to an unresolved Royalty Dispute shall be deposited by Lumenis as additional deposited Disputed Amounts in the applicable Escrow Account for such Royalty Dispute when the payment would be due hereunder for those royalties. It is understood and agreed that the Parties shall establish a new Escrow Account for a Royalty Dispute that is unrelated to any then unresolved Royalty Disputes.

19

(c) Expenses. In the event that Lumenis has deposited, or is obligated to deposit, any amounts in an Escrow Account as provided in Section 4.6(b) for a Royalty Dispute, then in the event that any suit or action is instituted by either Party to resolve such Royalty Dispute, the prevailing Party in such suit or action with respect to the issue(s) giving rise to such Royalty Dispute shall be entitled to recover from the losing Party all reasonable out-of-pocket fees, costs and expenses (including those of attorneys, professionals and accountants and all those arising from appeals and investigations) incurred by the Prevailing Party in connection with such Royalty Dispute on or after the applicable Dispute Notice Date, as well as all applicable Escrow Fees (collectively, “Expenses”) . In the event that one Party prevails on some issues, and the other Party prevails on other issues, involved in such Royalty Dispute, then each Party shall be entitled to recover from the other Party an amount equal to the product calculated by multiplying (1) the sum total of both Parties’ Expenses for such Royalty Dispute, with (2) such Party’s Winning Percentage, wherein “Winning Percentage” shall mean the (i) the sum of the monetary value of the applicable Disputed Amounts for each issue on which a Party prevailed, divided by (ii) all of the applicable Disputed Amounts.

4.7. Reports. Following the Effective Date and for as long as royalties are owed Palomar hereunder, Lumenis shall furnish to Palomar a written quarterly calendar report showing, on a country-by-country basis, for all Sales by Lumenis, its Affiliates and Paying Sublicensees: (i) the Net Sales of all Lumenis Products and Lumenis Modules for which royalties are owed under Section 4.3 during the reporting period and a reasonably detailed calculation of such Net Sales, including separately identifying Sales made by Lumenis, its Affiliates and Paying Sublicensees and including the amount and reasons for any deductions from Actual Amounts; (ii) the royalties payable in U.S. dollars which shall have accrued hereunder in respect of such Net Sales; (iii) the dates of the first commercial sale of any new Lumenis Product or Lumenis Module that occurred during the reporting period; (iv) the exchange rates used in determining the amount of U.S. dollars; (v) the reclassification of any Lumenis Product from one category of Lumenis Product to another or within types of Lumenis Combination Products identified in the table above, and a reasonably detailed description for such reclassification; and (vi) all serial number information regarding specific examples of Lumenis Combination Products and Lumenis Modules for use with them, including all other information reasonably necessary, to explain any royalty calculation for Sales of such Products and Modules. Each report shall be due on the thirtieth (30th) day following the close of each calendar quarter. If no royalty is due for any royalty period during the Term hereunder, Lumenis shall so report. The receipt or acceptance by Palomar of any royalty statement or royalty payment shall not prevent Palomar from subsequently challenging the validity or accuracy of such statement or payment but solely if such challenge is made within three (3) years of the date such statement or payment was received by Palomar. The above report shall be regarded as Lumenis’ confidential information and Palomar hereby covenants that it shall not use or disclose any information included in such report for any purpose other than determining whether Lumenis has complied with its obligations under, and enforcing the terms of, this Agreement. Palomar further agrees that, until such time as such information is no longer confidential through no fault of Palomar, it shall maintain the report and any information included therein in confidence and treat such information in a manner at least as restrictive as its manner of treating its own confidential information of similar nature and in any event not less than with a prudent and reasonable degree of care.

20

4.8. Records. Lumenis shall keep, and shall require its Affiliates and Paying Sublicensees to keep, complete and accurate records for three (3) years after the Sale of a Lumenis Product or Lumenis Module. Lumenis shall cause all of its Affiliates and Paying Sublicensees to keep and maintain records of Net Sales of Lumenis Products and Lumenis Modules, and to grant reasonable access to such records by Palomar’s Independent Public Accountant, as defined in Section 4.9.

4.9. Audits. Upon sixty (60) days prior written request by Palomar or MGH, Lumenis shall permit a certified, independent public accountant selected by Palomar or MGH, with which neither Palomar nor MGH in the preceding one (1) year has had any business, financial or auditing relationship, other than auditing Lumenis or other Palomar licensees, and reasonably acceptable to Lumenis (“Independent Public Accountant”) to have access during normal business hours, at Lumenis’ premises, to such of the records of Lumenis, its Affiliates and Paying Sublicensees as may be reasonably necessary to verify the accuracy of the royalty reports hereunder. Palomar may make such requests not more than once in respect of any calendar year ending after December 31, 2003 and such request may not include any periods outside of the period of time that the appropriate records are required to be kept hereunder in accordance with Section 4.8, and in any case not for any periods prior to December 31, 2003. In the event such accountant concludes that additional royalties are owed or royalties were overpaid during such period, the additional royalty or overpaid amount shall be paid or reimbursed, respectively, within thirty (30) days of the date Palomar delivers to Lumenis such accountant’s written report so concluding, together with interest calculated in the manner provided by Section 4.10. The fees charged by such accountant shall be paid by Palomar or MGH unless the audit discloses that the royalties payable by Lumenis for the audited period are at least fifty thousand dollars (US$50,000) more than the royalties actually paid for such period, in which case Lumenis shall pay the reasonable fees and expenses charged by such accountant. Palomar agrees that all information subject to review under this Section 4.9 is confidential, that it shall cause its accountant to retain all such information in confidence, and that it shall not provide such information to MGH unless MGH agrees to retain all such information in confidence. The Independent Public Accountant shall not disclose to Palomar or MGH any information reviewed or analyzed by it, other than in the event such Independent Public Accountant concludes that additional royalties are owed or royalties were overpaid. Any report provided by such Independent Public Accountant to Palomar shall be regarded as Lumenis’ confidential information and Palomar hereby covenants and agrees that Palomar may not use any information in such report for any purpose other than determining whether Lumenis has complied with its obligations under, and enforcing the terms of, this Agreement. Palomar further agrees that, until such time as such information is no longer confidential through no fault of Palomar, it will maintain the report and any information included therein in confidence and treat it in a manner at least as restrictive as the manner in which Palomar treats its own confidential information of similar nature and in any event not less that with a prudent and reasonable degree of care.

4.10. Payments. Royalties shown to have accrued by each royalty report provided for under this Agreement shall be due and payable on the date such royalty report is due. Payment of royalties, in whole or in part, may be made in advance of such due date. Royalties determined to be owing, and any overpayments to be credited, with respect to any prior quarter shall be added, together with interest thereon accruing under this Agreement from the date of the report for the quarter for which such amounts are owing, or credited, as the case may be, to the next quarterly payment hereunder. All payments under this Agreement shall be made in U.S. dollars by transfer to such bank account as Palomar may designate from time to time when such payment is due in accordance with the provisions of this Agreement. Any payments which fall due on a date which is a legal holiday in the jurisdiction in which the bank account resides may be made on the next following day which is not a legal holiday in such jurisdiction. Lumenis shall pay interest to Palomar on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of the prime rate, as published in The Wall Street Journal, Eastern United States Edition, plus one percent (1%), on the date on which any such payment is due, or the highest rate permitted by applicable law, calculated on the number of days such payment is delinquent. No interest shall be payable on the amount of any overpaid royalties to be re-paid by Palomar.

21

4.11. Withholding. If Lumenis is required by the law of any country to make any deduction, or withhold from any sum payable to Palomar by Lumenis hereunder, then the sum payable by Lumenis upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Palomar receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Palomar would have received and retained in the absence of such required deduction or withholding. Palomar shall use commercially reasonable efforts, but shall not be obligated to incur any expenses or accept any reduced payments hereunder, to cooperate with Lumenis to minimize Lumenis’ exposure to such deductions and withholdings.

5. Representations and Warranties; Performance by Others; No Consequentials.

5.1. General. Each Party represents and warrants to the other Party as of the Effective Date that:

(a) it is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement;

(b) it has the authority to (i) enter into this Agreement, (ii) extend the rights, licenses and sublicenses granted to the other Party under this Agreement, and (iii) undertake and fully perform its obligations under this Agreement;

(c) this Agreement has been duly executed and delivered by it and is a binding obligation of it, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally, and to general equitable principles,

(d) its execution, delivery, granting of rights, licenses and sublicenses, and performance of its obligations under this Agreement does not and will not, with or without the passage of time or the giving of notice or both, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge, encumbrance upon, or license or option to, any of the Patents (sub)licensed by it hereunder, under any agreement or other document or instrument to which it is a party or by which it or such Patents are bound;

22

(e) it is not subject to a petition for relief under any bankruptcy legislation, it has not made an assignment for the benefit of creditors, it is not subject to the appointment of a receiver for all or a substantial part of its assets, and it is not contemplating taking any of the foregoing actions;

(f) all necessary consents, approvals and authorizations of all regulatory and governmental authorities and other Third Parties required to be obtained by it in connection with the execution and delivery of this Agreement and its granting of rights, licenses and sublicenses hereunder and the performance of its obligations hereunder have been obtained; and

(g) the lists of its Products in existence up to the Effective Date that are set forth on the Exhibits attached hereto are accurate and complete.

5.2. Lumenis. Lumenis represents and warrants to Palomar as of the Effective Date that the manufacture, use or sale of the Palomar Products set forth on the Exhibits attached hereto do not infringe any pending or issued claims of any Patents in existence as of the Effective Date that are owned or controlled with the right to sublicense (in each case in whole or in part) by Lumenis or any of its Affiliates as of the Effective Date (other than the Lumenis Patents).

5.3. Palomar. Palomar represents and warrants to Lumenis as of the Effective Date that the manufacture, use or sale of the Lumenis Products set forth on the Exhibits attached hereto do not infringe any pending or issued claims of any Patents in existence as of the Effective Date that are owned or controlled with the right to sublicense (in each case in whole or in part) by Palomar or any of its Affiliates as of the Effective Date (other than the Anderson Patents).

5.4. Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER OF THE PARTIES MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT.

5.5. No Consequential Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

6. Disputes.

6.1. Disputes. The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party’s rights or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedited manner by mutual cooperation. To accomplish this objective, the Parties agree to follow the following procedures if and when a dispute arises under this Agreement: by a written notice sent by either Party, any such disputes shall be first referred to executive officers designated by each Party (the date of such notice, the “Dispute Notice Date”). If such executive officers are unable to resolve such a dispute within thirty (30) days of the Dispute Notice Date by a Party to resolve the dispute, the matter shall be presented to the chief executive officers of Palomar and Lumenis, or their respective designees (which designees must be senior executives of Palomar or Lumenis, as the case may be) for resolution through good faith discussions. In the event that the chief executive officers or their designees cannot resolve the dispute within thirty (30) days of being requested by a Party to resolve a dispute, either Party may take such other lawful action as such Party deems appropriate in its sole discretion, including pursuing litigation against the other Party.

23

6.2. Equitable Relief. Notwithstanding the foregoing dispute resolution procedure, however, subject at all times to and without derogating from Section 7.2, in the event of an actual or threatened breach hereunder, the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief) without submitting to such dispute resolution procedure if there is a reasonable likelihood of the occurrence of irreparable harm during the period of the dispute resolution procedure.

6.3. Tolling. The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the foregoing dispute resolution procedure set forth in Section 6.1 is pending, and the Parties shall cooperate in taking any and all actions necessary to achieve such a result.

7. Term and Termination.

7.1. Term. This Agreement shall become effective as of the Effective Date, may be terminated as set forth in Section 7.4, and otherwise shall remain in full force and effect until the expiration of all of the Patents (sub)licensed hereunder by either Party (the “Term”). Except as set forth in Section 7.4, this Agreement is not terminable for any reason. Termination of this Agreement in accordance with Section 7.4, or expiration of this Agreement, shall not affect any rights or obligations of the Parties, including the payment of amounts due, which have accrued up to the date of such termination or expiration. Upon termination of this Agreement in accordance with Section 7.4 or upon expiration of this Agreement, the provisions of Sections 1, 4.6, 4.8, 4.9, 4.10, 4.11, 5, 6, 7 and 7.5(b) shall survive and shall continue in effect in accordance with their respective terms.

7.2. Irrevocable (Sub)licenses. Notwithstanding anything contained herein to the contrary, the (sub)licenses granted to Lumenis under Sections 2.1(a) and 2.1(b), and to Palomar under Section 2.2(a), are irrevocable and shall remain in full force and effect until all of the Patents subject to them have expired in full, notwithstanding any termination of this Agreement or any breach of any provision hereof, and no equitable relief shall be entered against either Party that would prevent such Party from exercising the full scope of its rights as a (sub)licensee under such (sub)licenses. Notwithstanding the foregoing, the granting Party may pursue any remedies available to such Party (including any claim for monetary damages, equitable relief, breach of contract or patent infringement) for any breach of the scope of the (sub)licenses granted, but solely with respect to the activities that are outside the scope of the (sub)licenses. Examples of a breach of a scope include: (1) for Palomar as the granting Party, practice of the Anderson Patents by Lumenis or any of its Affiliates or Sublicensees in the Consumer Field, and (2) for either Lumenis or Palomar as the granting Party, practice of Patents owned by the granting Party other than those subject to the (sub)licenses to the other Party.

24

7.3. Material Breach. If a Party:

(a) materially breaches this Agreement in a manner which cannot be cured;

(b) materially breaches this Agreement in a manner that can be cured and such breach remains uncured for ninety (90) days following written notice of breach by the other Party; or

(c) is subject to a petition for relief under any bankruptcy legislation, or makes an assignment for the benefit of creditors, or is subject to the appointment of a receiver for all or a substantial part of such Party’s assets, and such petition, assignment or appointment is not dismissed or vacated within ninety (90) days, then on each such occasion, subject at all times to and without derogating from Section 7.2, the non-breaching Party shall have the right to seek (1) monetary damages and/or (2) equitable or other relief to prevent such material breach from continuing or occurring again in the future. The rights set forth in this Section 7.3 shall be the non-breaching Party’s exclusive remedy for any breach of this Agreement, and neither Party may terminate this Agreement for a breach by the other Party. The Parties acknowledge and agree that a breach of this Agreement is only a breach that falls under any of clauses (a), (b) or (c) above.

7.4. Termination by Mutual Agreement. Nothing contained herein shall serve to prevent or be interpreted as preventing the Parties from mutually agreeing at any time to the termination of this Agreement, in whole or in part, without penalties or with reduced penalties, with the consequences of such termination to be agreed to by the Parties.

7.5. No Challenge.

(a) In partial consideration of the fact that the (sub)licenses granted by the Parties hereunder are irrevocable, each Party shall not bring, pursue or maintain, allow any Affiliate to bring, pursue or maintain, or cause or encourage any Third Party to bring, pursue or maintain, any claim or other assertion in any judicial, governmental or other forum seeking a judgment or other decision that any of the Patents (sub)licensed to such Party by the other Party hereunder are invalid or unenforceable. In the event that any such claim is brought, pursued or maintained in contravention of this Section 7.5(a), the responsible Party understands and agrees that it shall be in material breach of this Agreement and that the other Party shall be entitled to recover reasonable attorneys’ fees and costs from such responsible Party to respond to and defend such claim.

25

(b) **

8. General.

8.1. Entire Agreement; Counterparts. Other than with respect to the Settlement Agreement and prior Non-Disclosure and Confidentiality Agreements between the Parties, this Agreement (including the Exhibits) constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes and replaces all previous agreements, practices or courses of dealings between the Parties, whether written or oral, relating to the subject matter hereof. In the event that there is a conflict between the terms contained in body of this Agreement and any of the Exhibits, the terms of this Agreement shall control. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

8.2. No Agency or Joint Venture Relationship. Nothing contained herein shall be deemed to create any association, partnership, joint venture or relationship of principal, agent, master or servant between the Parties hereto or any Affiliates thereof, or to provide either Party with the right, power or authority to incur any obligation or make any representations, warranties or guarantees on behalf of the other Party.

8.3. Assignment. Neither Party may assign this Agreement or otherwise transfer any of its rights and interests, nor delegate any of its obligations hereunder, by operation of law or otherwise (including pursuant to a merger, recapitalization, share exchange, consolidation or other transaction), without the prior written consent of the other Party; provided, that:

(i) Palomar may assign this Agreement as a whole, effective upon written notice to Lumenis thereof (1) to an Affiliate of Palomar if such Affiliate assumes, and has the ability to perform, all of the obligations of Palomar under this Agreement, or (2) to any entity that acquires all or substantially all of the assets of Palomar or substantially all of the portions of its business to which this Agreement relates or that is the surviving entity in a merger, recapitalization, share exchange or consolidation with Palomar; and

(ii) Lumenis may assign this Agreement as a whole, effective upon written notice to Palomar thereof (1) to an Affiliate of Lumenis if such Affiliate assumes, and has the ability to perform, all of the obligations of Lumenis under this Agreement, or (2) to any entity that acquires all or substantially all of the assets of Lumenis or substantially all of the portions of its business to which this Agreement relates or that is the surviving entity in a merger, recapitalization, share exchange or consolidation with Lumenis (“the Assignee”); except that Lumenis shall not have the right to assign this Agreement as a whole, by operation of law or otherwise (including pursuant to a merger, recapitalization, share exchange, consolidation or other transaction) to a direct competitor of Palomar during any period of time during which (A) there are any good faith disputes subject to the dispute resolution process set forth in Section 6 involving royalties owed Palomar hereunder, or (B) there are any yet unresolved Royalty Disputes.

** Omitted pursuant to a request for confidential treatment by Palomar Medical Technologies, Inc. and filed separately with the SEC.
26

(b) This Agreement shall be binding upon, and inure to the benefit of, the legal representatives, successors and permitted assigns of the Parties. Any attempt to assign or delegate all or any portion of this Agreement in violation of this Section 8.3 shall be void. Except as otherwise expressly provided herein (including in Sections 3.2(e) and 3.3(d)), there shall be no third party beneficiaries, either express or implied, to this Agreement.

8.4. Severability. Except as otherwise expressly provided herein, if any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

8.5. Waivers; Amendments; Supplements. No waiver by either Party of a breach of any covenant or condition of this Agreement by the other Party shall be construed to be a waiver of any succeeding breach of the same or any other covenant or condition. Except as otherwise expressly provided herein, this Agreement or any Exhibit hereunder may not be changed or amended except by a writing expressly referring to this Agreement signed by both Parties.

8.6. Jurisdiction. The Parties hereby irrevocably consent to the exclusive jurisdiction and venue of any state or federal court sitting in Delaware, over any action or proceeding arising out of or relating to this Agreement or any agreement or document delivered in connection herewith or therewith, and agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Each of the Parties consents to the jurisdiction of such court or courts and agrees that the service upon it of a summons and complaint by ordinary mail shall be sufficient for such court or courts to exercise personal jurisdiction over the Parties. The Parties waive any objection to any action or proceeding in any state or federal court sitting in Delaware, on the basis of forum non-convenes, lack of personal jurisdiction or otherwise. Notwithstanding the foregoing, if any action or proceeding may not be brought in any such court because all such courts lack subject matter jurisdiction, the parties may bring such action or proceeding in a court of appropriate jurisdiction.

8.7. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the state of Delaware, without regard to its principles of conflicts of laws; provided that any dispute relating to the scope, validity, enforceability, infringement or misuse of any Patent shall be governed by, and construed and enforced in accordance with, the substantive laws of the jurisdiction in which such Patent originates.

8.8. Certain Expenses. Except as otherwise expressly provided herein, each of the Parties hereto shall bear its own expenses that arise out of or in connection with the negotiation, execution or performance of this Agreement.

27

8.9. Cumulative Remedies. Except as otherwise expressly provided herein, no remedy granted to either Party herein shall be exclusive of any other remedy, and each remedy shall be cumulative with every other remedy herein or now or hereafter existing at law, in equity or otherwise.

8.10. Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

8.11. No Trademark Rights. Expect as otherwise expressly provided herein, no right, express or implied, is granted by this Agreement for a Party to use in any manner any trade name or trademark of the other Party or its Affiliates.

8.12. Parties Advised by Counsel. This Agreement has been negotiated between unrelated Parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each Party has been represented by legal counsel. This Agreement shall not be interpreted or construed against any Party to this Agreement because that Party or any attorney or representative for that Party drafted or participated in the drafting of this Agreement.

8.13. Compliance. The Parties shall comply with all federal, state and local laws (including regulations, orders and ordinances) now or hereafter enacted, of any jurisdiction in which performance occurs or may occur hereunder. Without limitation, each Party hereby acknowledges that the rights and obligations of this Agreement are subject to the laws and regulations of the United States relating to the export of products and technical information, and it shall comply with all such laws and regulations. Except as otherwise expressly provided herein, each Party shall be solely responsible for its violations of any of the foregoing.

8.14. Notices. All notices, demands, requests, approvals, consents or other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given: (i) when delivered in person or by courier or confirmed facsimile; (ii) upon confirmation of receipt when sent by certified mail, return receipt requested; or (iii) upon receipt when sent by reputable private international courier with established tracking capability (such as DHL, FedEx, or UPS), postage pre-paid, and addressed as set forth as the case may be, to the noticed Party at the address set forth below, or such other address as a Party may specify by written notice to the other.

Notices shall be sent to Palomar at:

82 Cambridge Street
Burlington, MA 01803
Attention: CEO & General Counsel
Facsimile: (781) 993-2377

28

with a required copy to:

Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Attention: Kingsley Taft, Esq.
Facsimile: (617) 523-1231

and to Lumenis at:

375 Park Avenue
New York, NY 10152
Attention: CEO
Facsimile: (212) 515 4111

with a required copy to:

Zellermayer Pelosof & Co.
20 Lincoln Street
Tel Aviv, Israel
Attention: Avi Pelosof, Esq.
Facsimile: 972 3 625 5500

and with a required copy to:

Eitan Pearl Latzer & Cohen Zedek, LLP
10 Rockefeller Plaza
New York, NY 10020
Attention: Zeev Pearl, Esq.
Facsimile: (212) 632-3489

8.15. Captions, Section Headings. As used in this Agreement, “including” means “including but not limited to”, and “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole. The Section headings used hereof are for reference and convenience only, and shall not enter into the interpretation of this Agreement. Unless otherwise expressly provided herein, any reference to a number of “days” hereunder shall refer to calendar days. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 2.1” would be part of “Section 2", and references to “Section 2.1” would also refer to material contained in the subsection described as “Section 2.1(a)”).

[remainder of this page intentionally left blank]

29

        IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each caused its duly authorized representative to execute and deliver this Agreement under seal of the Effective Date.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By:/s/Joseph P. Caruso
Name: Joseph P. Caruso
Title: CEO
Date: 6-17-04

LUMENIS, INC.

By:/s/ Kevin Morano
Name: Kevin Morano
Title: President
Date: 6-17-04

Exhibit A Anderson Patents

U.S. Patent Nos. 5,595,568 & 5,735,844

European Patent No. EP 0 806 913 B1

Granted European Patent Application Serial No. EP 1 230 900 A1

U.S. Patent No. 5,824,023

European Patent No. EP 0955884

Australian Patent No. AU 7662196

Canadian Patent No. CA 2234455

Exhibit B1
Lumenis Laser Hair Modules

        The LightSheer module of a Lumenis One.

        By way of example, Lumenis currently markets the Nd:YAG laser module of the Lumenis One and the VascuLight system for the treatment of leg veins as well as other applications, but not hair removal. Thus, as of the Effective Date, the Nd:YAG laser module is a Lumenis Other Module. At such time as the Nd:YAG laser module of either the Lumenis One or the VascuLight system is marketed for hair removal in addition to other applications, such Nd:YAG laser module shall be treated as a Lumenis Laser Hair Module hereunder and as a result, as described in the definition of Lumenis Products, the VascuLight shall be treated as a Lumenis Combination Product (the Lumenis One already being a Lumenis Combination Product) from such time forward (because the VascuLight would at that time contain both a Lumenis Laser Hair Module (the Nd:YAG laser module) and at least one Lumenis Other Module (the IPL module)).

Exhibit B2
Lumenis Other Modules

The IPL module of a Lumenis One

The Nd:YAG module of a Lumenis One

The IPL module of a VascuLight

The Nd:YAG module of a VascuLight

Exhibit C Lumenis Patents
U.S. Patent Nos.
5,405,368

5,828,803

6,174,325

5,626,631

5,755,751

5,620,478

5,720,772

5,683,380

5,885,273

6,280,438

6,514,243

5,964,749

6,387,089

5,836,999

5,658,323

5,879,376

6,027,495

5,630,811

5,868,732

5,879,346

5,849,029

6,162,212

5,527,350

5,707,403

5,743,901

6,702,838

i

Exhibit D
Lumenis Combination Products

      Lumenis One

        By way of example, and without any limitation, if a Lumenis Lamp Product or Lumenis Other Product includes a Laser energy source module which is not a Lumenis Laser Hair Module, and Lumenis or one or more of its Affiliates or Paying Sublicensees begins at some time to market such Laser energy source module for hair removal, such Laser energy source module shall be deemed a Lumenis Laser Hair Module and all Sales of such Lumenis product (previously deemed Lumenis Lamp Products or Lumenis Other Products) shall thereafter be treated as Sales of Lumenis Combination Products hereunder. By way of a specific example, the Parties acknowledge and agree that the VascuLight product Sold as of the Effective Date is a Lumenis Lamp Product. If Lumenis were to begin marketing the Nd:YAG laser module of the VascuLight product for hair removal, then the Nd:YAG laser module shall be deemed a Lumenis Laser Hair Module, and (1) all VascuLights Sold after the time which Lumenis began such marketing shall be treated as Lumenis Combination Products hereunder, and (2) all VascuLights Sold before such time shall remain Lumenis Lamp Products hereunder.

        For clarity and without any limitation, a product that was one type of product, e.g., a Lumenis Lamp Product, may become another type of product, e.g., a Lumenis Combination Product, for the reasons described above and in Section 4.3 (e.g., marketing of a Laser module for hair removal). However, product type is determined at the time of Sale. Thus, once a specific example of a Lumenis Product with a unique serial number is Sold, its product type is determined. That is, for example and without any limitation, at the time of Sale, if a Lumenis product is determined to be a Lumenis Lamp Product (i.e., it is not capable of containing or using a Lumenis Laser Hair Module), when a specific Lumenis Lamp Product with a unique serial number is Sold it shall remain a Lumenis Lamp Product hereunder even if a Lumenis Laser Hair Module is later Sold for use with such specific Lumenis Lamp Product. Thereafter, however, such Lumenis product shall be a Lumenis Combination Product and future Sales of such product, that would previously have been categorized as Lumenis Lamp Products upon their Sale, because they now may use a Lumenis Laser Hair Module, shall be treated upon Sale as Lumenis Combination Products hereunder. Similarly, if a Lumenis product is determined to be a Lumenis Laser Hair Product (i.e., it is not capable of containing or using a Lumenis Other Module), when a specific Lumenis Laser Hair Product with a unique serial number is Sold it shall remain a Lumenis Laser Hair Product hereunder even if a Lumenis Other Module is later Sold for use with such specific Lumenis Laser Hair Product. Thereafter, however, such Lumenis product shall be a Lumenis Combination Product and future Sales of such product, that would previously have been categorized as Lumenis Laser Hair Products upon their Sale, because they now may use a Lumenis Other Module, shall be treated upon Sale as Lumenis Combination Products hereunder.

Exhibit E Lumenis Lamp Products

VascuLight

MultiLight

EpiLight

Photoderm

IPL Quantum

EpiPulse

EpiTouch Ruby

EpiTouch Alex

AcuLight

AestiLight

ReLume

BClear

Clearlight

iClear

D-Light

Exhibit F
Lumenis Laser Hair Products

LightSheer

        For clarity and without any limitation, in addition to using a Laser to remove hair, a Lumenis Laser Hair Product may further use that Laser for treatment of skin or other treatment or cosmetic purpose and shall in any event remain a Lumenis Laser Hair Product hereunder.

        Only when a Lumenis Other Module is added to a Lumenis Laser Hair Product, so that such Lumenis Laser Hair Product has both a Lumenis Laser Hair Module and a Lumenis Other Module, shall the Lumenis Laser Hair Product become a Lumenis Combination Product.

Exhibit G Palomar Products

EsteLux

MediLux

NeoLux

StarLux

EpiLaser

E2000

RD1200

SLP1000

LightSheer (prior to the 1999 sale to Coherent, Inc.)

Q-YAG 5

Exhibit H Royalty Calculation Flow Charts

Lumenis
Lamp Product
or Lumenis Other
Product?

No Royalty

YES

Lumenis Laser
Hair Product?

5% royalty on
100% of Net Sales

Any
Lumenis Laser
Hair Modules?

NO

No Royalty

One or more
Lumenis Other
Modules

Only One
Lumenis Laser
Hair Module?

5% royalty on
100% of Net Sales

5% royalty on
40% of Net Sales

YES

YES

YES

NO

YES

NO

NO

Original Sale of Lumenis Product

Section 4

Lumenis Combination

Product

2 or more Lumenis

Laser Hair Modules

5% royalty on
60% of Net Sales

NO

Accepted and Agreed:

Palomar Medical Technologies, Inc.

By:/s/ Joseph P. Caruso

Lumenis, Inc.

By:/s/ Kevin Morano

After Original Sale of Lumenis
Combination Product (Section 4.3(c))

Only one
Lumenis Laser
Hair Module?

No Royalty

YES

One or more
Lumenis Other
Modules*

2 or more
Lumenis Laser
Hair Modules?

5% royalty on
100% of Aggregate Net Sales

5% royalty on
40% of Aggregate Net Sales

5% royalty on
60% of Aggregate Net Sales

YES

NO

NO

YES

YES

NO

Later sale of
Lumenis Laser Hair Module

or Lumenis Other Module

?

NO

After Original Sale of Lumenis Laser
Hair Product (Section 4.3(a))

Modify and
sell Lumenis
Other Module for
use therewith?

No Royalty owed for

Lumenis Other Module

YES

NO

Later sale of
additional Lumenis
Laser Hair Modules?

NO

5% royalty on 100% Net Sales of
Lumenis Laser Hair Module only

YES

After Original Sale of Lumenis Lamp Product or
Lumenis Other Product (Sections 4.2 and 4.3(b))

Market  existing
Laser module
for hair
removal?

Later
modify & sell
Lumenis Laser Hair Module
for Use
therewith?

No Royalty

No Royalty

5% royalty on 100% Net Sales of
Lumenis Laser Hair Module only

NO

NO

YES

YES

* For this flow-chart, the number of
Lumenis Modules should be
determined by taking into account all
of the Lumenis Modules associated
with the applicable Lumenis
Combination Product (including the
Lumenis Module that constitutes the
later sale)

Accepted and Agreed:

Palomar Medical Technologies, Inc.

By:/s/ Joseph P. Caruso

Lumenis, Inc.

By:/s/ Kevin Morano

Exhibit I
Royalty Payments Owed On Lumenis Combination Products

        The examples set forth in this Exhibit are for clarification purposes only and are not intended to be limiting in any way.

      Example One:

        Lumenis Sells a Lumenis Combination Product (“Product One”), with only a Lumenis Other Module. The Net Sales attributable to such Sale is $100. No royalty is owed Palomar on such Sale.

        Lumenis then Sells a Lumenis Laser Hair Module for use with Product One, with Net Sales attributable to the Sale of such Lumenis Laser Hair Module of $40. The Aggregate Net Sales for Product One, with the Lumenis Other Module and the Lumenis Laser Hair Module, is $140. Lumenis owes Palomar royalties of $2.80 ($140 x 40% x 5%).

        Lumenis then Sells a second Lumenis Laser Hair Module for use with Product One, with Net Sales attributable to the Sale of such Lumenis Laser Hair Module of $32. The Aggregate Net Sales for Product One, with the Lumenis Other Module and the two Lumenis Laser Hair Modules, is $170. Lumenis has paid Palomar the previous royalty of $2.80. The total amount of royalty now owed is $5.16 ($172 x 60% x 5%), so Lumenis owes Palomar royalties of $2.36 ($5.16 — $2.80).

        Lumenis then Sells a second Lumenis Other Module for use with Product One, with Net Sales attributable to the Sale of such Lumenis Other Module of $30. The Aggregate Net Sales for Product One, with the two Lumenis Other Modules and the two Lumenis Laser Hair Modules, is $200. Lumenis has paid Palomar the previous royalty of $5.16. The total amount of royalty now owed is $6.00 ($200 x 60% x 5%), so Lumenis owes Palomar royalties of $0.84 ($6.00 — $5.16).

      Example Two:

        Lumenis Sells a Lumenis Combination Product (“Product Two”), with only a Lumenis Laser Hair Module. The Net Sales attributable to such Sale is $160. Lumenis owes Palomar royalties of $8 ($160 x 100% x 5%).

        Lumenis then Sells a Lumenis Other Module for use with Product Two, with Net Sales attributable to the Sale of such Lumenis Other Module of $90. The Aggregate Net Sales for Product Two, with the Lumenis Laser Hair Module and the Lumenis Other Module, is $250. Lumenis has paid Palomar the previous royalty of $8. The total amount of royalty now owed is $5 ($250 x 40% x 5%), so Lumenis may take a credit of $3 ($8 — $5) on future royalty payments owed Palomar.

        Lumenis then Sells a second Lumenis Laser Hair Module and a second Lumenis Other Module for use with Product Two, with Net Sales attributable to both those Sales of Lumenis Modules of $112. The Aggregate Net Sales for Product Two, with the four Lumenis Modules, is $362. Lumenis has paid Palomar a total royalty of $5, first paying $8 and then taking a credit of $3. The total amount of royalty now owed is $10.86 ($362 x 60% x 5%), so Lumenis owes Palomar royalties of $5.86 ($10.86 — $5).

i

      Example Three:

        Lumenis Sells a Lumenis Combination Product (“Product Three”), with a Lumenis Laser Hair Module and a Lumenis Other Module. The Net Sales attributable to such Sale is $190. Lumenis owes Palomar royalties of $3.80 ($190 x 40% x 5%).

        Lumenis then Sells a Lumenis Other Module for use with Product Three, with Net Sales attributable to the Sale of such Lumenis Other Module of $70. The Aggregate Net Sales for Product Three, with the Lumenis Laser Hair Module and the two Lumenis Other Modules, is $260. Lumenis has paid Palomar the previous royalty of $3.80. The total amount of royalty now owed is $5.20 ($260 x 40% x 5%), so Lumenis owes Palomar royalties of $1.40 ($5.20 — $3.80).

        Lumenis then Sells a second Lumenis Laser Hair Module for use with Product Three, with Net Sales attributable to the Sale of such Lumenis Laser Hair Module of $75. The Aggregate Net Sales for Product Three, with the four Lumenis Modules, is $335. Lumenis has paid Palomar the previous royalty of $5.20. The total amount of royalty now owed is $10.05 ($335 x 60% x 5%), so Lumenis owes Palomar royalties of $4.85 ($10.05 — $5.20).

ii

Exhibit J
Infringement Determination When Manufacture, Use or Sale
Occurs in Different Countries

        By way of example and not limitation, if a Lumenis Combination Product with one Lumenis Other Module is manufactured and Sold in Israel, in which country there is no Anderson Patent, there is no infringement and thus no royalty due under Section 4.3(c) for such Sale. Thereafter, if Lumenis Sells for use with such Lumenis Combination Product a Lumenis Laser Hair Module manufactured in the United States, in which country there is a Valid Claim of the Anderson Patent infringed by the manufacture, use or Sale of such Lumenis Combination Product taken as a whole (i.e., such Lumenis Combination Product with such Lumenis Other Module and such Lumenis Laser Hair Module), then such Lumenis Combination Product shall be subject to the royalty obligations contained in Section 4.4. For purposes of calculating such royalty as provided in Section 4.3(c)(ii), the Sale of the Lumenis Laser Hair Module shall be treated as the first Sale of the Lumenis Combination Product as a whole with the Aggregate Net Sales equal to the sum of the Net Sales attributable to the Sale of the Lumenis Combination Product (with Lumenis Other Module) plus the Net Sales attributable to such Lumenis Laser Hair Module.